        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2003
                                                      REGISTRATION NO. 333-90574
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                               SSP SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)
                 DELAWARE                                   33-0757190
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                 Identification Number)

                              17861 CARTWRIGHT ROAD
                            IRVINE, CALIFORNIA 92614
                                 (949) 851-1085
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            -------------------------

                               MARVIN J. WINKLER,
                     CO-CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               SSP SOLUTIONS, INC.
                              17861 CARTWRIGHT ROAD
                            IRVINE, CALIFORNIA 92614
                                 (949) 851-1085
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                                GREGG AMBER, ESQ.
                           CRISTY LOMENZO PARKER, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, SUITE 1400
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 641-5100
    Approximate Date of Commencement of Proposed Sale to Public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: |X|
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [ ]

                                     CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                       PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
      TITLE OF EACH CLASS OF           AMOUNT TO        OFFERING PRICE        AGGREGATE       REGISTRATION
   SECURITIES TO BE REGISTERED      BE REGISTERED(1)      PER SHARE        OFFERING PRICE         FEE
------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par value         4,420,156(2)           (3)                (3)              $(3)
============================================================================================================

(1) In the event of a stock split, stock dividend, or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2) As originally filed, this registration statement covered an aggregate of 11,524,853 shares. As amended by pre-effective amendment no. 1, this registration statement covered an aggregate of 11,580,629 shares, including 147,835 shares issued and outstanding and 11,432,794 shares underlying warrants, options and convertible promissory notes. As amended by this post-effective amendment no. 1, this registration statement now covers an aggregate of 4,420,156 shares of common stock, including 989,253 shares outstanding and 3,430,903 shares underlying warrants, options and convertible promissory notes.

(3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act. A registration fee of $880.04 was paid upon the initial filing of this registration statement based upon a proposed maximum offering price per unit of $0.83, which was the average of the high and low sales prices per share of the Registrant's common stock as reported on The Nasdaq National Market on June 7, 2002, and an amount to be registered of 11,524,853 shares. An additional registration fee of $5.64 was paid upon the filing of pre-effective amendment no. 1. This additional registration fee was calculated by (a) multiplying (i) the difference between the aggregate number of shares being covered by pre-effective amendment no. 1 and the aggregate number of shares covered by the initial filing of this registration statement (i.e., 11,580,629 minus 11,524,853 equals 55,776) by
     (ii) a proposed maximum offering price per unit of $1.10, which was the average of the high and low sales prices per share of the Registrant's common stock as reported on The Nasdaq National Market on July 15, 2002, and then (b) multiplying that product (i.e., 55,776 multiplied by $1.10 equals $61,353.60) by the then current fee rate (i.e., $0.000092).

                          DEREGISTRATION OF SECURITIES

         When declared effective, this registration statement no. 333-90574 covered 11,580,629 shares of the registrant's common stock. In accordance with the registrant's undertaking set forth in Part II, Item 17 of this registration statement, the registrant hereby deregisters 7,160,473 shares of its common stock that were registered on this registration statement but will not be resold under this registration statement, so that the number of shares of common stock registered for resale under this registration statement is 4,420,156.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 5, 2003.

                                          SSP SOLUTIONS, INC.

                                          By: /s/ MARVIN J. WINKLER
                                              ----------------------------------
                                              Marvin J. Winkler, Co-Chairman and
                                              Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement has been signed below by the following persons in the following capacities on the dates indicated.

        Name                                 Title                                 Date
        ----                                 -----                                 ----
/s/ MARVIN J. WINKLER        Co-Chairman of the Board, Chief Executive        December 5, 2003
----------------------       Officer (principal executive officer) and
Marvin J. Winkler            Director

/s/ KRIS SHAH                Co-Chairman of the Board, President, Chief       December 5, 2003
----------------------       Operating Officer, Secretary and Director
Kris Shah

/s/ THOMAS E. SCHIFF         Executive Vice President,                        December 5, 2003
----------------------       Chief Financial Officer (principal
Thomas E. Schiff             financial and accounting officer) and
                             Assistant Secretary

/s/ GREGG AMBER              Director                                         December 5, 2003
----------------------
Gregg Amber

/s/ JOEL K. RUBENSTEIN       Director                                         December 5, 2003
----------------------
Joel K. Rubenstein

/s/ DAVID A. JANES           Director                                         December 5, 2003
----------------------
David A. Janes

/s/ RON R. GOLDIE            Director                                         December 5, 2003
----------------------
Ron R. Goldie